Exhibit 23.2





               CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in this Registration Statement of Penns Woods Bancorp, Inc. on Form S-8 of our report dated January 19, 2001 appearing in the Annual Report on Form 10-K of Penns Woods Bancorp, Inc. for the year ended December 31, 2000.


/S/ S. R. Snodgrass, A.C.

Wexford, PA
April 9, 2001